Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-3422) pertaining to the 1975 and 1981 Stock Option Plans and Stock Appreciation Rights Plan,

(2)	Registration Statement (Form S-8 No. 333-139268) pertaining to the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-166944) pertaining to the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan, and

(4)	Registration Statement (Form S-8 No. 333-183242) pertaining to the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Compensation Plan;

of our reports dated March 2, 2016, with respect to the consolidated financial statements and schedules of NACCO Industries, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of NACCO Industries, Inc. and Subsidiaries, and of our report dated March 2, 2016, with respect to the Combined Financial Statements of The Unconsolidated Mines of the North American Coal Corporation, included in this Annual Report (Form 10-K) of NACCO Industries, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Cleveland, Ohio
March 2, 2016